UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2021

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, Brookdale Senior Living Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Lucinda M. Baier, the Company’s President and Chief Executive Officer, which amends and restates the Employment Agreement dated as of March 1, 2018.

The Employment Agreement has a five-year term, subject to automatic extensions for additional one year periods, unless either Ms. Baier or the Company gives written notice of non-renewal to the other no less than 90 days prior to the expiration of the term.

The Employment Agreement provides for an initial base salary of $938,000 per year (Ms. Baier’s current annual base salary). Her base salary shall be reviewed annually, with such first annual review to occur with respect to base salary effective January 1, 2022, and may be increased from time to time at the Board's sole discretion, but in no event shall the base salary be reduced without Ms. Baier's approval. Ms. Baier will have an annual cash bonus opportunity target of 135% of cumulative base salary paid during the calendar year (Ms. Baier’s current annual cash bonus opportunity target), subject to the terms of the Company's incentive compensation plan for senior executive officers. At least annually, Ms. Baier will be considered for an award of long-term incentive awards at a level commensurate with her position and in a form and on terms no less favorable than as provided to other senior executive officers of the Company; provided, that any reduction to such awards shall be subject to the definition of good reason.

Ms. Baier is eligible to continue to participate in the various Company benefit plans made available to senior executive officers of the Company (other than the Company’s Severance Pay Policy, Tier I or Tier II). In addition, the Company will continue to provide Ms. Baier with basic term life insurance benefits of at least 100% of Ms. Baier's base salary, at no cost to Ms. Baier.

The Employment Agreement provides that, in the event Ms. Baier's employment is terminated by the Company for "cause" or she resigns without "good reason" (each as defined therein), she will be entitled to receive: (i) accrued base salary through the date of termination; (ii) any annual bonus earned but unpaid as of the date of termination for any previously completed calendar year; (iii) reimbursement for any properly incurred business expenses; and (iv) benefits, if any, to which she may be entitled under the Company's benefits plans (collectively, the "Accrued Benefits").

In the event Ms. Baier’s employment is terminated by the Company without cause or she resigns for good reason, other than within 18 months following a "change in control" as defined in the Employment Agreement, she will be entitled to receive the Accrued Benefits and, upon signing a release of claims and continuing to comply with all applicable restrictive covenants, the following severance payments and benefits: (i) 150% of her base salary and target annual bonus for the year of termination, paid in installments over 18 months, (ii) an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days she was employed by the Company (the "Pro-Rated Annual Bonus"), and (iii) if then eligible for, and she elects continuation of health coverage under COBRA, the Company will pay the employer portion of her COBRA premium payments for up to 18 months as if she were still an active employee of the Company (the "Severance Benefits").

If Ms. Baier’s employment is terminated by reason of her death or "disability" (as defined in the Employment Agreement), she (or her beneficiary or estate, as applicable) will be entitled to receive the Accrued Benefits and the Pro-Rated Annual Bonus, subject, in the event of termination by reason of disability, to Ms. Baier’s signing a release of claims and continuing to comply with all applicable restrictive covenants.

In the event Ms. Baier’s employment is terminated by the Company without cause, or by Ms. Baier for good reason, within 18 months following a change in control, she will be entitled to receive the Accrued Benefits and, subject to her signing a release of claims and continuing to comply with all applicable restrictive covenants: (i) 200% of the sum of her base salary and the target bonus for the year of termination, paid in a lump-sum upon termination; provided, that any such termination occurring prior to March 1, 2022 would result in payout of the base salary component over 18 months, (ii) the target bonus for the year of termination, pro-rated based on the number of days she was employed by the Company during such year, paid in a lump-sum upon termination and (iii) the Severance Benefits.

Termination of Ms. Baier's employment within 30 days of the end of the initial term or any renewal term of the Employment Agreement following the provision of written notice of non-renewal by the Company will be treated as a termination of Ms. Baier's employment without cause for purposes of the Employment Agreement and for purposes of any long-term incentive awards previously granted to Ms. Baier or granted during the term of the Employment Agreement. With respect to any termination of Ms. Baier's employment, treatment of long-term incentive awards will be as provided in the applicable award agreement governing such awards.

Any payments that are not deductible to the Company under Section 280G of the Code will be cut back only to the extent that the cutback results in a better after-tax position for Ms. Baier.

The Employment Agreement contains non-competition, non-solicitation, confidentiality and mutual non-disparagement covenants. The non-competition restrictions will continue in effect during Ms. Baier’s employment and for one year following termination of employment. The non-solicitation restrictions will continue in effect during her employment and for two years following her termination of employment. The confidentiality and mutual non-disparagement obligations will apply during her employment and thereafter.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the material terms of the Employment Agreement is qualified in its entirety by the full text of such exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

10.1     Amended and Restated Employment Agreement dated November 3, 2021 by and between the Company and Lucinda M. Baier

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	November 4, 2021	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary